Exhibit 3.2

BYLAWS

OF

MICROSOFT CORPORATION

ARTICLE I

Shareholders

1.1 Annual Meeting.    The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may be submitted to such annual meeting, shall be held at the hour and on the date designated by the Board of Directors (“Board”) or an authorized committee of the Board.

1.2 Special Meetings.    Special meetings of the shareholders of the Corporation, for any purpose or purposes, may be called by the Board, an authorized committee of the Board, or one or more shareholders to the extent permitted by the Articles of Incorporation. To be in proper form, a request for a special meeting of shareholders submitted by one or more shareholders must:

(a) be in writing and be delivered in person or by registered mail to the secretary of the Corporation;

(b) specify in reasonable detail the purpose(s) of and the business proposed to be conducted at the special meeting;

(c) suggest a date for the special meeting, which date shall be no fewer than thirty (30) and no more than ninety (90) days from the date on which the request is delivered to the secretary of the Corporation; and

(d) contain the information required of a Noticing Shareholder by Section 1.13(b) of these Bylaws.

If the Board determines a shareholder request for a special meeting complies with the Articles of Incorporation and the provisions of these Bylaws, the Board shall call and send notice of a special meeting for the purpose set forth in such request within 30 days of receipt of the request. The Board shall determine the date for such special meeting and the record date for shareholders entitled to notice of and to vote at such meeting.

Given the expense and resource commitment of holding a special meeting, in making the decision to call a special meeting in response to shareholder requests that are repetitious or overlapping, the Board shall have discretion as to the call and purposes of a meeting and may refuse to call a meeting for a purpose identical or similar to a purpose for which a previous special meeting was held in the previous 120 days. Similarly, the Board may decline to call a special meeting when, in its judgment the purpose of the proposed meeting does not present a time sensitive issue that must be addressed before the next scheduled annual meeting.

1.3 Business at Annual and Special Meetings.    No business may be transacted at an annual or special meeting of shareholders other than business that is

(a) specified in a notice of meeting given by or at the direction of the Board or an authorized committee of the Board,

(b) otherwise brought before the meeting by or at the direction of the Board or an authorized committee of the Board,

(c) specified in a notice of meeting stated in a shareholder special meeting request pursuant to Section 1.2 of these Bylaws, or

(d) otherwise brought before an annual meeting:

(i) by (1) a shareholder that holds of record stock of the Corporation entitled to vote at the meeting on such business (including any election of a director) (a “Record Holder”) or (2) a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of such stock and such Nominee Holder’s entitlement to vote such stock on such business, and

(ii) who complies with the notice procedures set forth in Section 1.13 (Record Holders and Nominee Holders are referred to as “Noticing Shareholders”).

Clauses (c) and (d) of this Section 1.3 shall be the exclusive means for a Noticing Shareholder to make director nominations or submit other business before a meeting of shareholders (other than proposals brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws).

1.4 Place of Meetings.    Meetings of shareholders shall be held at such place within or outside the State of Washington as determined by the Board, or an authorized committee of the Board, pursuant to proper notice.

1.5 Notice.    Written or electronic notice of each shareholders’ meeting stating the date, time, and place and, for a special meeting, the purpose(s) for which the meeting is called, shall be given by the Corporation not less than ten (10) (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record, to the shareholder’s address as it appears on the current record of shareholders of the Corporation.

1.6 Quorum of Shareholders.    At any meeting of the shareholders, a majority in interest of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter.

Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment to a new date, time, or place unless a new record date is or must be set for the adjourned meeting.

If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of the Washington Business Corporation Act, as amended (“WBCA”), or of the Articles of Incorporation or of these Bylaws a different vote is required.

1.7 Adjournment.    A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At a reconvened meeting at which a quorum is present any business may be transacted at the meeting as may have been brought at the adjourned meeting in accordance with Section 1.3. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if the WBCA requires that a new record date for the adjourned meeting must be fixed, then notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

1.8 Record Date and Transfer Books.    For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a record date for any such determination of shareholders, which date shall not be more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

If no record date is fixed for such purposes, the date on which notice of the meeting is given or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of the meeting, unless the Board fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

1.9 Voting Record.    The officer or agent having charge of the stock transfer books for shares of the Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged by any applicable voting groups and in alphabetical order, with the address of and the number of shares held by each shareholder. The record of shareholders shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or any shareholder’s agent during the whole time of the meeting.

1.10 Proxies.    Shareholders of record may vote at any meeting either in person or by proxy. A shareholder may appoint a proxy to vote for the shareholder by submitting (a) an appointment form signed by the shareholder or the shareholder’s attorney-in-fact, or (b) an electronic transmission sent in accordance with the provisions for electronic notice under Section 3.3. An appointment of proxy is effective when an appointment form or an electronic transmission (or documentary evidence thereof, including verification information) is received by the person authorized to tabulate votes for the Corporation. The proxy has the same power to vote as that possessed by the shareholder, unless the appointment form or electronic transmission contains an express limitation on the power to vote or direction as to how to vote the shares on a particular matter, in which event the Corporation must tabulate the votes in a manner consistent with that limitation or direction. An appointment of proxy is valid for eleven (11) months unless a longer period is expressly provided in the appointment form or electronic transmission.

1.11 Organization of Meeting.    The officer designated by the Chief Executive Officer (or in the absence of a designation by the Chief Executive Officer, any other officer designated by the Board) may call any meeting of shareholders to order and shall be the Chairman of the meeting. The Secretary of the Corporation, if present at any meeting of its shareholders, shall act as the Secretary of the meeting. If the Secretary is absent from any meeting of shareholders, the Chairman of the meeting may appoint a Secretary for the meeting.

1.12 Order of Business.    The Chairman of a meeting of shareholders, determined in accordance with Section 1.11, shall have discretion to establish the order of business for the meeting subject to any specific order established by the Board.

1.13 Notice of Shareholder Business to be Conducted at an Annual Meeting of Shareholders.    In order for a Noticing Shareholder to properly bring any item of business before an annual meeting of shareholders, the Noticing Shareholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of this Section 1.13. This Section 1.13 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.

(a) To be timely, a Noticing Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation: not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

(b) To be in proper form, whether in regard to a nominee for election to the Board or other business, a Noticing Shareholder’s notice to the Secretary must:

(i) Set forth, as to the Noticing Shareholder and, if the Noticing Shareholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A) the name and address of the Noticing Shareholder as they appear on the Corporation’s books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”),

(B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record,

(C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

(D) any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation,

(E) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(F) any rights to dividends on the shares of the Corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the Corporation,

(G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

(H) any performance-related fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any,

(I) any arrangements, rights, or other interests described in Sections 1.13(b)(i)(C)-(H) held by members of such Holder’s immediate family sharing the same household,

(J) any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

(K) any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date.

(ii) If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, the notice must set forth:

(A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the Holder, in such business, and

(B) a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii) Set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board:

(A) all information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and

(B) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

(iv) A representation that the Noticing Shareholder intends to vote or cause to be voted such stock at the meeting and intends to appear in person or by a representative at the meeting to nominate the person or propose the business specified in the notice.

(v) With respect to each nominee for election or reelection to the Board, the Noticing Shareholder shall include a completed and signed questionnaire, representation, and agreement required by Section 1.14. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.

(c) Notwithstanding anything in Section 1.13(a) to the contrary, if the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board is first made by the Corporation.

(d) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.

(e) Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such proposal or nomination shall be disregarded.

(f) Notwithstanding the foregoing provisions of these Bylaws, a Noticing Shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.3 or Section 1.13.

(g) Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of shareholder proposals that are, or that the Noticing Shareholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.

1.14 Submission of Questionnaire, Representation and Agreement.    To be eligible to be a nominee for election or reelection as a director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.13) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

(a) is not and will not become a party to:

(i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii) any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law,

(b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and

(c) in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation.

1.15 Bylaw Amendments.    The shareholders may amend or repeal these Bylaws, or adopt new bylaws, even though the Bylaws also may be amended or repealed, or new bylaws also may be adopted, by the Board, by action taken in the manner provided by the WBCA and the Articles of Incorporation.

ARTICLE II

Board of Directors

2.1 Number and Qualifications.    The business affairs and property of the Corporation shall be managed by a Board of not less than five directors nor more than fourteen directors. The number of directors may be increased or decreased by resolution of the Board or by the shareholders at the annual meeting. Directors need not be shareholders of the Corporation or residents of the State of Washington.

2.2 Election – Term of Office.    At each annual shareholders’ meeting the shareholders shall elect the directors to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified. If the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

Except as provided in Section 2.10 and in this paragraph, each director shall be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting for which a shareholder gives no authority or direction. In a contested election, the directors shall be elected by the vote of a plurality of the votes cast.

A contested election is one in which (a) on the last day for delivery of a notice under Section 1.13(a), a Noticing Shareholder has complied with the requirements of Section 1.13 regarding one or more nominees; and (b) prior to the date that notice of the meeting is given, the Board has not made a determination that none of the candidacies of the Noticing Shareholder’s nominees creates a bona fide election contest. For purposes of these Bylaws, it is assumed that on the last day for delivery of a notice under Section 1.13(a), there is a candidate nominated by the

Board for each of the director positions to be voted on at the meeting. The following procedures apply in a non-contested election. A nominee who does not receive a majority vote shall not be elected. Except as otherwise provided in this paragraph, an incumbent director not elected because he or she does not receive a majority vote shall continue to serve as a holdover director until the earliest of (a) 90 days after the date on which an inspector determines the voting results as to that director pursuant to RCW 23B.07.290; (b) the date on which the Board appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board pursuant to Section 2.10; or (c) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under this Section 2.2 may be filled by the Board as provided in Section 2.10. The Governance and Nominating Committee will consider promptly whether to fill the office of a nominee failing to receive a majority vote and make a recommendation to the Board about filling the office. The Board will act on the Governance and Nominating Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, no director who failed to receive a majority vote for election will participate in the Governance and Nominating Committee recommendation or Board decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors (a) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (b) may in the interim fill one or more offices with the same director(s) who will continue in office until their successors are elected.

2.3 Regular Meetings.    Regular meetings of the Board shall be held at such places, and at such times as the Board may determine, and, if so determined, no notice need be given. A regular meeting of the Board may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting was held.

2.4 Special Meetings.    Special meetings of the Board may be held at any time or place upon the call of a majority of directors, the Chief Executive Officer or the Chief Operating Officer.

2.5 Notice.    No notice is required for regular meetings of the Board. Notice of special meetings of the Board, stating the date, time, and place, shall be given in a manner described in Section 3.3 at least two (2) days prior to the date of the meeting. The purpose of the meeting need not be given in the notice.

2.6 Waiver of Notice.    A director may waive notice of a special meeting of the Board either before or after the meeting, and the waiver shall be deemed the equivalent of giving notice. The waiver must be given in accordance with the requirements for written or electronic notice in Section 3.3. Attendance or participation of a director at a meeting shall constitute waiver of notice of that meeting unless the director attends or participates for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

2.7 Quorum of Directors.    A majority of the members of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws.

2.8 Adjournment.    A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

2.9 Resignation.    A director of the Corporation may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, or the Secretary of the Corporation. Any director resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

2.10 Vacancies.    Unless otherwise provided by the WBCA, in case of any vacancy in the Board, including a vacancy resulting from an increase in the number of directors or non-election of a director under Section 2.2, the remaining directors, whether constituting a quorum or not, may fill the vacancy.

2.11 Compensation.    The Board shall have the sole authority to fix the compensation of directors.

2.12 Committees.    The Board, by resolution adopted by a majority of the Board, may designate from among its members one or more committees, each of which:

(a) Shall have two (2) or more members;

(b) Shall be governed by the same rules regarding meetings, action without meetings, notice, and waiver of notice, and quorum and voting requirements that apply to the Board; and

(c) To the extent provided in the resolution, shall have and may exercise all the authority of the Board, except no committee shall have the authority to:

(i) Authorize or approve a distribution except according to a general formula or method prescribed by the Board;

(ii) Approve or propose to shareholders action which the WBCA requires to be approved by shareholders;

(iii) Fill vacancies on the Board or on its committees;

(iv) Amend the Articles of Incorporation;

(v) Adopt, amend, or repeal these Bylaws;

(vi) Approve a plan of merger not requiring shareholder approval; or

(vii) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the Corporation, to do so within limits prescribed by the Board.

ARTICLE III

Special Measures Applying to Meetings of

Shareholders, the Board of Directors and Committees of the Board

3.1 Action by Unanimous Consent.    Any action required or permitted to be taken at a meeting of the Board or a committee of the Board may be accomplished without a meeting if the action is taken by all the members of the Board or all the members of the committee. The action must be evidenced by one or more consents describing the action to be taken, given by all directors or all members of the committee, as the case may be, to the Corporation for inclusion in the minutes in a manner equivalent to written or electronic notice under Section 3.3. Directors’ consents may be given either before or after the action taken.

Action taken by unanimous consent is effective when the last director consents to the action, unless the consent specifies a later effective date.

3.2 Use of Communications Equipment.    Meetings of the shareholders, the Board, and committees of the Board may be held using any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at the meeting.

3.3 Oral, Written and Electronic Notice.    Terms used in this Bylaw shall be as defined in the WBCA.

Oral notice may be communicated in person or by telephone, wire, or wireless equipment that does not transmit a facsimile of the notice. Oral notice is effective when communicated if communicated in a comprehensible manner.

Written notice may be transmitted by mail, private carrier, or personal delivery; or telephone, wire, or wireless equipment that transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt. Written notice is effective at the earliest of: (a) when received; (b) five (5) days after its deposit in the U.S. mail if mailed with first-class postage to the address as it appears on the current records of the Corporation; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Written notice to a shareholder is effective (a) when mailed, if mailed with first class postage prepaid; and (b) when dispatched, if prepaid, by air courier.

Notices to directors and shareholders from the Corporation and from directors and shareholders to the Corporation may be in an electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the director, the shareholder, or by the shareholder’s attorney-in-fact. Subject to contrary provisions in the WBCA, notice to shareholders or directors in an electronic transmission shall be effective only with respect to shareholders and directors that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the WBCA and any applicable federal law. A shareholder or director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the Corporation in the form of a record. The consent of any shareholder or director is revoked if (a) the Corporation is unable to electronically transmit two consecutive notices given by the Corporation in accordance with the consent, and (b) this inability becomes known to the Secretary, the transfer agent, or any other person responsible for giving the notice. The inadvertent failure by the Corporation to treat this inability as a revocation does not invalidate any meeting or other action.

ARTICLE IV

Officers

4.1 Positions.    The officers of the Corporation may comprise a Chairman, a Chief Executive Officer, one or more Presidents, one or more Vice Presidents (who may be designated as Corporate Vice Presidents, Senior Vice Presidents, Executive Vice Presidents or Group Vice Presidents), a Secretary, and a Treasurer as appointed by the Board or the Chief Executive Officer. The Corporation may have such additional or assistant officers (sometimes referred to as “additional officers”) as the Board or Chief Executive Officer may deem necessary for its business and may appoint from time to time. The Board shall also have the authority, but shall not be required, to designate officers as the Chief Operating Officer, the Chief Financial Officer or similar such titles. Two or more offices may be held by the same person.

If a director/officer has not been designated as Chairman, or if the designated Chairman is not present at a meeting, the Board shall elect a Chairman from amongst its members to serve as Chairman of the Board for such meeting. The Chairman shall preside at all meetings of the Board, and shall have such other powers as the Board may determine.

4.2 Appointment and Term of Office.    The Board shall appoint the officers of the Corporation annually at the first meeting of the Board held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur when possible thereafter, or may be left vacant. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer’s earlier death, resignation, or removal.

4.3 Authority and Duties of the Chief Executive Officer.    The Chief Executive Officer shall have general charge and supervision of the business of the Corporation, shall see that all orders, actions and resolutions of the Board are carried out, and shall have such other authority and shall perform such other duties as set forth in these Bylaws or, to the extent consistent with the Bylaws, such other authorities and duties as prescribed by the Board.

4.4 Authority and Duties of Other Officers.    Each officer other than the Chief Executive Officer shall have the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with the Bylaws, the duties prescribed by the Board, by the Chief Executive Officer, or by an officer authorized by the Board to prescribe the duties of such officer. Any designation of duties by the Chief Executive Officer or other officer shall be subject to review by the Board but shall be in full force and effect in the absence of such review.

4.5 Compensation and Contract Rights.    The Board shall have authority (a) to fix the compensation, whether in the form of salary, bonus, stock options or otherwise, of all officers and employees of the Corporation, either specifically or by formula applicable to particular classes of officers or employees, and (b) to authorize officers of the Corporation to fix the compensation of subordinate employees. The Board shall have authority to appoint a Compensation Committee and may delegate to that committee any or all of its authority relating to compensation. The appointment of an officer shall not of itself create contract rights.

4.6 Resignation or Removal.    Any officer of the Corporation may resign at any time by giving notice to the Board or the Corporation. Any such resignation is effective when the notice is given, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of the officer.

The Board, by majority vote of the entire Board, may remove any officer or agent, with or without cause. An officer or assistant officer, if appointed by another officer, also may be removed by any officer authorized to appoint officers or assistant officers. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.7 Vacancies.    If any office becomes vacant by any reason, the directors may (a) appoint a successor or successors who shall hold office for the unexpired term (b) or leave such office vacant.

ARTICLE V

Certificates of Shares and Their Transfer

5.1 Issuance; Certificates of Shares.    No shares of the Corporation shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board considers the consideration to be adequate. Shares may but need not be represented by certificates. Certificates for shares of the Corporation shall be in a form consistent with the provisions of the WBCA or the law of a predecessor corporation and after the effective date of these Bylaws shall state:

(a) The name of the Corporation and that the Corporation is organized under the laws of the State of Washington;

(b) The name of the person to whom issued; and

(c) The number and class of shares and the designation of the series, if any, which such certificate represents.

The certificate shall be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto.

5.2 Rules and Regulations Concerning the Issue, Transfer and Registration of Shares.    The Board shall have power and authority to make all such rules and regulations as the Board may deem proper or expedient concerning the issue, transfer and registration of shares of stock. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board shall authorize. The Board shall have power and authority to appoint from time to time one or more transfer agents and registrar of the shares of stock.

5.3 Shares without Certificates.    The Board may authorize some or all of the shares without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a record containing the information required on certificates by the WBCA.

ARTICLE VI

Books and Records

6.1 Books of Accounts, Minutes, and Share Register.    Except as otherwise provided by law the Corporation:

(a) Shall keep as permanent records minutes of all meetings of its shareholders and Board, a record of all actions taken by the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board for the Corporation;

(b) Shall maintain appropriate accounting records;

(c) Or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

(d) Shall keep a copy of the following records at its principal office:

(i) The Articles or Restated Articles of Incorporation and all amendments to them in effect;

(ii) The Bylaws or Restated Bylaws and all amendments to them currently in effect;

(iii) The minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

(iv) Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

(v) All communications to shareholders generally within the past three (3) years;

(vi) A list of the names and business addresses of its current directors and officers; and

(vii) Its most recent annual report delivered to the Secretary of State of Washington.

6.2 Copies of Resolutions.    Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders, when certified by the Secretary, an assistant secretary, or other officer authorized by the Board.

As amended effective July 1, 2014